UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2022

EVOFEM BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36754	20-8527075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12400 High Bluff Drive, Suite 600, San Diego, CA 92130
(Address of principal executive offices and zip code)

(858) 550-1900
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01    Entry into a Material Definitive Agreement
Securities Purchase Agreement

On December 20, 2022, Evofem Biosciences, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (“SPA”), with certain investors (the “Investors”) providing for the sale and issuance of senior secured convertible notes due in the aggregate original principal amount of $2,307,692 (the “Notes”), warrants to purchase an aggregate 46,153,847 shares of common stock (“Warrants”) and an aggregate 70 shares of Series D Preferred Stock (the “Preferred Shares”) (collectively, the “Offering”).

The Offering closed on December 21, 2022 (the “Closing Date”) and as a result, the Company issued an aggregate $2,307,692 in aggregate principal amount of Notes and the Warrants to purchase 46,153,847 shares of common stock. Each Investor paid $650 for each $1,000 of principal amount of Notes, Preferred Shares and Warrants. The net amount of proceeds to the Company from the Offering, after deducting offering expenses was approximately $1,250,000.

The Company may not effect the conversion or the exercise of the Notes and/or Warrants, and the applicable holder will not be entitled to convert or exercise any portion of any such Notes and/or Warrant, which, upon giving effect to such conversion or exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder of such Note and/or Warrant (together with its affiliates) to exceed 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the conversion or exercise, as such percentage ownership is determined in accordance with the terms of such Notes and/or Warrants.

Pursuant to the SPA, the Company filed a certificate of designation (the “Certificate of Designation” with the Secretary of State of Delaware designating the rights, preferences and limitations of the shares of Series D Preferred Stock (“Series D Preferred Stock”). As described below under Item 5.03, the Certificate of Designation will provide, in particular, that the Series D Preferred Stock will have no voting rights, other than the right to vote as a class on one matter, the approval of a reverse split, and for that limited purpose, each share one of Series D Preferred Stock will have the right to cast a vote equal to 1% of the total voting power of the then-outstanding shares of common stock of the Company.

Warrants

The Warrants are exercisable into shares of common stock at an exercise price of $0.05 per share (“Exercise Price”) and allows for cashless exercise. After the Company holds a shareholder meeting to approve the reverse split of the Company’s issued and outstanding shares of common stock, the Company is required to reserve for issuance under the Warrants, the maximum number of shares of common stock to satisfy the Required Reserve Amount (as defined therein). In the event the Company does not maintain Required Reserve Amount, the Company shall pay cash in exchange for the cancellation of such Warrant exercisable at a price equal to the sum of (i) the product of (x) such number of Authorization Failure Shares and (y) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date the Holder delivers the applicable Exercise Notice. The Warrants expire on the fifth anniversary date from the Issuance Date.

Notes

The Notes will be the senior secured obligations of the Company and not the financial obligations of our subsidiaries. The principal amount of the Notes accrue interest at a rate of 8% per annum (the “Interest Rate”), which will adjust to 12% upon an Event of Default (the “Default Rate”). The Notes are convertible at conversion price of $0.05 per share, subject to adjustment as described therein. Unless earlier converted, or redeemed, the Notes will mature on the third anniversary of their issuance date, which we refer to herein as the “Maturity Date”, subject to the right of the investor to extend the date:

(i) if an event of default under the Notes has occurred and is continuing (or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an event of default under the Notes) and

(ii) for a period of 20 business days after the consummation of a fundamental transaction if certain events occur.

We are required to pay a late charge of 12% per annum (“Late Charges”) on any amount of principal or other amounts that are not paid when due. We are required to pay, on the Maturity Date, all outstanding principal, accrued and unpaid interest and accrued and unpaid late charges on such principal and interest, if any.

Beneficial Ownership Limitation on Conversion

The Notes may not be converted and shares of common stock may not be issued under Notes if, after giving effect to the conversion or issuance, the applicable holder of Notes (together with its affiliates, if any) would beneficially own in excess of 4.99% of our outstanding shares of common stock, which we refer to herein as the “Note Blocker”. The Note Blocker may be raised or lowered to any other percentage not in excess of 9.99% at the option of the applicable holder of Notes, except that any raise will only be effective upon 61-days’ prior notice to us.

Fundamental Transactions

The Notes prohibit us from entering specified fundamental transactions (including, without limitation, mergers, business combinations and similar transactions) unless we (or our successor) is a public company that assumes in writing all of our obligations under the Notes.

Change of Control Redemption Right

In connection with a change of control of the Company, each holder may require us to redeem in cash all, or any portion, of the Notes at the greater of the product of the 125% redemption premium multiplied by (i) the conversion amount to be redeemed, (ii) the product of the conversion amount to be redeemed multiplied by the equity value of our common stock underlying the Notes and (iii) the product of the conversion amount to be redeemed multiplied by the equity value of the change of control consideration payable to the holder of our common stock underlying the Notes.

The equity value of our common stock underlying the Notes is calculated using the greatest closing sale price of our common stock during the period immediately preceding the consummation or the public announcement of the change of control and ending the date the holder gives notice of such redemption.

The equity value of the change of control consideration payable to the holder of our common stock underlying the Notes is calculated using the aggregate cash consideration per share of our common stock to be paid to the holders of our common stock upon the change of control.

Covenants

The Notes contain a variety of obligations on our part not to engage in specified activities, which are typical for transactions of this type, as well as the following covenants:

☐	All payments under the Notes shall be senior to all other Indebtedness other than Permitted Senior Indebtedness and Permitted Indebtedness secured by Permitted Liens.

☐	we and our subsidiaries will not initially (directly or indirectly) incur any other indebtedness except for permitted indebtedness;

☐	we and our subsidiaries will not initially (directly or indirectly) will not incur any liens, except for permitted liens;

☐	we and our subsidiaries will not, directly or indirectly, redeem or repay all or any portion of any indebtedness (except for certain permitted indebtedness) if at the time the payment is due or is made or, after giving effect to the payment, an event constituting, or that with the passage of time and without being cured would constitute, an event of default has occurred and is continuing;

☐	we and our subsidiaries will not redeem, repurchase or pay any dividend or distribution on our respective capital stock;

☐	we and our subsidiaries will not initially, directly or indirectly, permit any indebtedness to mature or accelerate prior to the Maturity Date of the Notes;

☐	we will maintain engagement with an independent auditor to audit its financial statements that is registered with the Public Company Accounting Oversight Board;

Events of Default

The Notes contain standard and customary events of default including but not limited: (i) the failure to of the Registration Statement (pursuant to the Registration Rights Agreement) to be filed with the SEC on or prior to five days prior to the Filing Deadline (as defined therein); (ii) the lapse of the effectiveness of that Registration Statement, the suspension from trading on the Eligible Market; (iii) the failure to cure a Conversion Failure (as defined therein) (iv) the failure to maintain the Authorized Share Allocation (as defined therein); (v) failure to make payments when due under the Notes; (vi) bankruptcy or insolvency of the Company; and/or(vii) the occurrence of default under redemption or acceleration prior to Maturity of an aggregate $100,000 of Indebtedness (as defined therein).

If an event of default occurs, each holder may require us to redeem all or any portion of the Notes (including all accrued and unpaid interest and late charges thereon), in cash, at the greater of the face value and a 125% redemption premium to the equity value of our common stock underlying the Notes.

The equity value of our common stock underlying the Notes is calculated using the greatest closing sale price of our common stock on any trading day immediately preceding such event of default and the date we make the entire payment required.

Subsequent Placement Optional Redemption Rights

At any time from and after the earlier of (x) the date the Holder becomes aware of the occurrence of a Subsequent Placement (as defined in the Securities Purchase Agreement) (the “Holder Notice Date”) and (y) the time of consummation of a Subsequent Placement (in each case, other than with respect to Excluded Securities (as defined in the Securities Purchase Agreement)) (each, an “Eligible Subsequent Placement”), so long as no Permitted Senior Indebtedness remains outstanding or undefeased (unless the Company has obtained the prior written consent of such holders of Permitted Senior Indebtedness) (the “Senior Debt Condition”), the Holder shall have the right, in its sole discretion, to require that the Company redeem (each an “Subsequent Placement Optional Redemption”) all, or any portion, of the Conversion Amount under this Note not in excess of (together with any Subsequent Placement Optional Redemption Amount (as defined in the applicable other Note of the Holder) of any other Notes of the Holder) the Holder’s Holder Pro Rata Amount of 25% of the gross proceeds of such Eligible Subsequent Placement (the “Eligible Subsequent Placement Optional Redemption Amount”).

Asset Sale Optional Redemption

At any time from and after the earlier of (x) the date the Holder becomes aware of the occurrence of an Asset Sale (including any insurance and condemnation proceeds thereof) and (y) the time of consummation of an Asset Sale (other than sales of inventory and product in the ordinary course of business and amounts reinvested in assets to be used in the Company’s business within 12 months of the date of consummation of such Asset Sale) (each, an “Eligible Asset Sale”), subject to the satisfaction of the Senior Debt Condition, the Holder shall have the right, in its sole discretion, to require that the Company redeem (each an “Asset Sale Optional Redemption”) all, or any portion, of the Conversion Amount under this Note not in excess of (together with any Asset Sale Optional Redemption Amount (as defined in the applicable other Note of the Holder) of any other Notes of the Holder) the Holder’s Holder Pro Rata Amount of 100% of the net proceeds (including any insurance and condemnation proceeds with respect thereto, but excluding legal and investment banking reasonable fees and expenses) of such Eligible Asset Sale (the “Eligible Asset Sale Optional Redemption Amount”) by delivering written notice thereof (an “Asset Sale Optional Redemption Notice”) to the Company.
The Notes will be governed by, and construed in accordance with, the laws of New York without regard to its conflicts of law principles.

Registration Rights Agreement.

In connection with the Offering, the Company has entered into a Registration Rights Agreement (the “RRA”) wherein the Company is required to file a Registration Statement on Form S-1 the earlier of (x) 10 calendar days after the Stockholder Approval Date and (y) 90th calendar day after the Closing Date and (ii) with respect to any additional Registration Statements that may be required to be filed by the Company pursuant to this Agreement, the date on which the Company was required to file such additional Registration Statement pursuant to the terms of this Agreement.
The Company is required to obtain effectiveness of the Registration Statement on Form S-1 the earlier of (A) the later of (x) 60 calendar days after the Stockholder Approval Date (as defined in the Securities Purchase Agreement) and (y) 90th calendar day after the Closing Date and (B) 2nd Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be reviewed or will not be subject to further review and (ii) with respect to any additional Registration Statements that may be required to be filed by the Company pursuant to this Agreement, the earlier of the (A) 90th calendar day following the date on which the Company was required to file such additional Registration Statement and (B) 2nd Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be reviewed or will not be subject to further review.
The Company shall pay to each holder of Registrable Securities relating to such Registration Statement an amount in cash equal to two percent (2%) of such Investor’s original principal amount stated in such Investor’s Note on the Closing Date (1) on the date of such Filing Failure, Effectiveness Failure, Maintenance Failure or Current Public Information Failure, as applicable, and (2) on every thirty (30) day anniversary of (I) a Filing Failure until such Filing Failure is cured; (II) an Effectiveness Failure until such Effectiveness Failure is cured; (III) a Maintenance Failure until such Maintenance Failure is cured; and (IV) a Current Public Information Failure until the earlier of (i) the date such Current Public Information Failure is cured and (ii) such time that such public information is no longer required pursuant to Rule 144 (in each case, pro rated for periods totaling less than thirty (30) days).

The following is intended to provide a summary of the terms of the agreements and securities related to the Offering, described above. This summary is qualified in its entirety by reference to the full text of the agreements, each of which is attached as an exhibit to this Current Report on Form 8-K. Readers should review those agreements for a complete understanding of the terms and conditions associated with these transactions. . The representations, warranties and covenants contained in the agreements relating the Offering were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the agreements relating the Offering are not necessarily characterizations of the actual state of facts about the Company and its subsidiaries at the time they were made or otherwise and should be read only in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission

First Amendment to Forbearance Agreement

On December 19, 2022, the Company entered into the First Amendment to Forbearance Agreement (the “Amendment”) effective as of December 15, 2022 (the “Amendment Effective Date”) with the Guarantors identified on the signature pages thereto (the “Guarantors” and, together with the Company being collectively referred to as the Loan Parties), the 667, L.P. and Baker Brothers Life Sciences, L.P. (the Consenting Purchasers) and Baker Bros. Advisors LP, as agent and collateral agent for the Purchasers (in such capacity the Designated Agent), to amend certain provisions of the of the Forbearance Agreement dated September 15, 2022 (the Forbearance Agreement). The Amendment revises the Forbearance Agreement to (i) amend the Fifth Recital Clause to clarify that the Purchasers consent to any additional indebtedness pari passu, but not senior to that of the Purchasers, in an amount not to exceed $5,000,000, and (ii) strike and entirely replace Section 4 to clarify the terms of the Purchasers’ consent to Interim Financing (as defined therein).

The foregoing does not constitute a complete summary of the terms of the Amendment. A copy of the Amendment is attached hereto as Exhibit 10.5. The representations, warranties and covenants contained in the Forbearance Agreement and Amendment were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Forbearance Agreement and Amendment are not necessarily characterizations of the actual state of facts about the Company and its subsidiaries at the time they were made or otherwise and should be read only in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 19, 2022 Company appointed Justin J. File as Secretary, effective December 16, 2022. Mr. File currently also serves as the Company’s Chief Financial Officer.

Justin J. File has served as Private Evofem’s Chief Financial Officer from April 2015 until January 2018 and has served as our Chief Financial Officer since January 2018. Mr. File has also served as the Chief Financial Officer of the women’s health nonprofit organization WCG Cares from November 2017 to May 2018 He has approximately 28 years of diverse accounting and finance experience within a variety of both public and private biotechnology and biopharmaceutical companies. Most recently, Mr. File provided executive financial and accounting oversight services to various biotechnology companies in San Diego, California, assisting in their initial public offering process and helping to establish and improve their accounting and finance operations as publicly traded entities. Prior to this, Mr. File was Senior Director and Controller of Sequenom, Inc., a diagnostic company that developed and commercialized molecular diagnostics testing services for the women’s health market. During that time, Mr. File served as Treasurer of Sequenom’s diagnostic subsidiary and provided assistance in the raising of over $400 million in combined equity and convertible note offerings. Mr. File also assisted in the commercialization of four diagnostic tests in a two-year period, which included Sequenom’s revolutionary noninvasive prenatal test for Down syndrome. Earlier in his career Mr. File worked for approximately ten years in public accounting, primarily with Arthur Andersen LLP, where he worked with a variety of clients assisting with attestation and periodic reporting requirements, public offerings and acquisitions. Mr. File graduated from Central Washington University with a Bachelor of Science in Accounting and Business Administration. He is a Certified Public Accountant (inactive).

The Company is not aware of any related person transaction, directly or indirectly, with or involving Mr. File within the scope of Item 404(a) of Regulation S-K or otherwise.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 16, 2022 the Company filed a certificate of designation to create the Series D Preferred Stock (the “Certificate of Designation”) with the Secretary of State, Division of Corporations in Delaware. The Certificate of Designation, which forms a part of the Company’s Amended and Restated Articles of Incorporation, specifies the terms of the Series D Preferred Stock (“Series D Preferred Stock”).

The Certificate of Designation authorizes a total of 70 shares of Series D Preferred. The holders of shares of Series D Preferred Stock will not be entitled to receive dividends and are not convertible into shares of Common Stock. Each share of Series D Preferred Stock has voting rights equal to 1% of the total voting power of the then-outstanding shares of common stock of the Company entitled to vote for the approval of a reverse split of the Company’s common stock. The Series D Preferred Stock is not authorized to vote on any other matters. However, the voting power attributable to any share of Series D Preferred Stock shall be automatically reduced, as necessary such that the aggregate voting power of the holders shall not exceed 9.99%.

The Company has the option to redeem the Shares of Series D Preferred Stock (the “Optional Redemption”), at any time and from time to time on or after the Date of Issuance. Further, the Company is required to redeem the shares of Series D Preferred Stock (the “Mandatory Redemption”) within 14 days of the approval of a reverse split of the Company’s common stock, but the Company’s stockholders.

The foregoing summary description of the Certificate of Designation is not complete and is qualified in its entirety by reference to the full text of the Certificate of Designations, which is incorporated herein by reference and filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Series D Preferred Stock
10.1	Form of Securities Purchase Agreement
10.2	Form of Senior Secured Convertible Note
10.3	Form of Warrant
10.4	Form of Registration Rights Agreement
10.5	First Amendment to Forbearance Agreement

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOFEM BIOSCIENCES, INC.

Date: December 21, 2022	By:	/s/ Saundra Pelletier
Sanudra Pelletier Chief Executive Officer